AMENDMENT TO SUBORDINATION AGREEMENT

THIS AMENDMENT TO SUBORDINATION AGREEMENT (“Amendment”) is made and entered into as of July 20, 2016, among Function(X) Inc., a Delaware corporation the (“Company”), the Subordinated Creditors and the Senior Creditor.
RECITALS
A.    The Company, the Subordinated Creditors and Senior Creditor previously entered into that certain Subordination Agreement dated as of July 12, 2016 (the “Subordination Agreement”) in connection with the sale by the Company of the Debentures and Warrants as specified in that Securities Purchase Agreement dated July 12, 2016 between the Company and the Purchasers named therein (the “Purchase Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the meaning set forth in the Subordination Agreement.
B.    Pursuant to the terms of the Subordination Agreement, the Company and the Subordinated Creditors agreed to unconditionally and irrevocably postpone, defer and subordinate in all respects the payment of the Obligations (as defined in the Subordination Agreement).
C.    The Company intends to repay up to $2,000,000 of debt owed to Sillerman Investment Company IV, LLC (“SIC IV”), which is a Subordinated Creditor and an affiliate of Robert F.X. Sillerman, the Chief Executive Officer of the Company (the “Debt Repayment”).
D.    The Company further desires to enter into an amendment to that certain Line of Credit Grid Promissory Note with SIC IV, pursuant to which SIC IV will provide an additional line of credit to the Company of up to $5,000,000 (the “Line of Credit Amendment”).
E.    The Company has requested, and the Senior Creditor has agreed, to make the amendment to the Subordinated Agreement in connection with the Debt Repayment and Line of Credit.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Recitals. The recitals above are hereby incorporated herein and affirmed as true and correct as written.
2.
    Amendments to the Subordination Agreement. The first paragraph of the Subordination Agreement shall be amended by adding the following sentences to the end of the paragraph:
“Notwithstanding the foregoing, nothing in this Subordination Agreement shall prohibit the Company from (i) repaying up to $2,000,000 of Subordinated Indebtedness to Sillerman IV, LLC (“SIC IV”), an affiliate of Robert F.X. Sillerman, Chief Executive Officer of the Company and (ii) entering into an amendment to that certain Line of Credit Grid Promissory Note with Subordinated Creditor SIC IV to increase the line of credit to the Company up to $5,000,000. Such line of credit shall continue to be subject to the terms of this Subordination Agreement.”

3.
    Reaffirmation of Representations, Etc. Company hereby reaffirms to Senior Creditor, after giving effect to this Amendment, each of its representations, warranties, covenants and agreements as set forth in the Subordination Agreement executed by it.
4.
    Conditions Precedent. This Amendment shall not become effective unless and until the following conditions precedent have been satisfied:
(a)
    No circumstance which could reasonably be expected to have a material adverse change in the business or financial condition of the Company shall have occurred and be continuing.
(b)
    The Company shall have executed and delivered or shall have caused to have executed and delivered such documents, instruments and agreements as the Purchasers or their counsel reasonably deem necessary to amend the Subordination Agreement, in form and content satisfactory to the Senior Creditor and their counsel, including, but not limited to, this Amendment.
5.
    Enforceable Obligations. The Company hereby ratifies, affirms, reaffirms, acknowledges, confirms and agrees that the Subordination Agreement represents a valid and enforceable obligation of the Company and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Debentures, and further acknowledges and represents that no event has occurred and no condition exists which would constitute a default under the Debentures or this Amendment, either with or without notice or lapse of time, or both.
6.
    No Additional Terms. Notwithstanding anything to the contrary contained herein or inferred hereby or in any other instrument executed by the Company or in any other action or conduct undertaken by the Company on or before the date hereof, the agreements, covenants and provisions contained herein shall constitute the only evidence of the Senior Creditor’s consent to modify the terms and provisions of the Subordination Agreement in the manner set forth herein. No express or implied consent to any further modifications involving any of the matters set forth in this Amendment or otherwise, shall be inferred or implied from the Senior Creditor’s execution of this Amendment.
7.
    Miscellaneous.
(a)
    As modified hereby, the provisions of the Subordination Agreement shall continue in full force and effect. In the event of any inconsistency between this Amendment and the terms of the Subordination Agreement, this Amendment shall govern.
(b)
    The Senior Creditor does not, by its execution of this Amendment, waive any rights it may have against any person not a party to this Amendment.
(c)
    In case any of the provisions of this Amendment shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
(d)
    This Amendment and the Subordination Agreement shall be governed and construed according to the laws of the State of New York (without regard to any conflict of laws principles) and the applicable laws of the United States. Venue shall be the City of New York, Borough of Manhattan.
(e)
    This Amendment shall be binding upon and inure to the benefit of the Senior Creditor, the Company and its respective successors, assigns and legal representatives.
(f)
    The Company hereby acknowledges and agrees that it has entered into this Amendment of its own free will and accord and in accordance with its own judgment after advice of its own legal counsel, and states that it has not been induced to enter into this Amendment by any statement, act or representation of any kind or character on the part of the parties hereto, except as expressly set forth in this Amendment.
(g)
    This Amendment may be executed in multiple counterparts, each of which shall constitute an original instrument, but all of which shall constitute one and the same agreement.
(h)
    Except as modified herein, all other terms, conditions and provisions of the Subordination Agreement shall remain in full force and effect as of the date thereof and the Company acknowledges and reaffirms their liability to the Senior Creditor hereunder.
(i)
    THIS AMENDMENT AND THE SUBORDINATION AGREEMENT AS AMENDED BY THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Subordination Agreement to be duly executed and delivered as of July 20, 2016.

SUBORDINATED CREDITORS: SILLERMAN INVESTMENT COMPANY III, LLC
Date:	July 20, 2016	By:
Name: Robert F.X. Sillerman Title: Manager

Address: 902 Broadway, 11th Floor New York, New York 10010 Attention: Robert F. X. Sillerman Telephone No.: 212-231-0092 Facsimile No.: 646-417-7393
SILLERMAN INVESTMENT COMPANY IV, LLC
By:
Date:	July 20, 2016	Name: Robert F.X. Sillerman Title: Manager

Address: 902 Broadway, 11th Floor New York, New York 10010 Attention: Robert F. X. Sillerman Telephone No.: 212-231-0092 Facsimile No.: 646-417-7393

Signatures continue on following page

SILLERMAN INVESTMENT COMPANY VI, LLC
By:
Date:	July 20, 2016	Name: Robert F.X. Sillerman Title: Manager

Address: 902 Broadway, 11th Floor New York, New York 10010 Attention: Robert F. X. Sillerman Telephone No.: 212-231-0092 Facsimile No.: 646-417-7393
RANT, INC.

By:
Date:	July 20, 2016		Name: Title:

Address: 4 Park Plaza Suite 950 Irvine, CA 92614 Attention: Telephone No.: Facsimile No.:

ACKNOWLEDGED AND ACCEPTED: DOMINION CAPITAL LLC
Date:	July 20, 2016	By:
Name: Title:

Address: Attention: Telephone No.: Facsimile No.:

AGREEMENT NOT TO PAY SUBORDINATED INDEBTEDNESS The undersigned hereby acknowledges receipt of a copy of the above and foregoing Agreement and agrees not to pay any of the Subordinated Indebtedness until such time as the Obligations have been indefeasibly paid in full.

FUNCTION(X) INC.
Date:	July 20, 2016	By:
Name: Title:

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